Exhibit 99.1

For Information Contact

At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

NET INCOME OF $21.5 MILLION

FOR THE FIRST QUARTER OF 2005

PALO ALTO, Calif., April 27, 2005 – Greater Bay Bancorp (Nasdaq:GBBK), a $7.0 billion in assets financial services holding company, today announced results for the first quarter of 2005.

For the first quarter of 2005, Greater Bay Bancorp’s net income was $21.5 million, or $0.34 per diluted share, compared to $24.9 million, or $0.42 per diluted share for the first quarter of 2004, and $21.1 million, or $0.33 per diluted share for the fourth quarter of 2004. For the first quarter of 2005, the Company’s return on average common equity was 13.03% and its return on average assets was 1.26% as compared to a return on average common equity of 14.82% and a return on average assets of 1.32% for the first quarter of 2004 and a return on average common equity of 12.69% and a return on average assets of 1.18% for the fourth quarter of 2004.

Operating results for the first quarter of 2005 included a negative provision for credit losses of $1.7 million offset by severance related costs associated with accelerated retirements and other severance benefits of $2.0 million, a charge for other than temporary impairment of Fannie Mae and Freddie Mac securities totaling $1.0 million, and a contribution of $0.9 million to fund the charitable giving of the Greater Bay Bancorp Foundation.

The reported fully diluted earnings per common share for the first quarter of 2005 reflects the Company’s implementation during the fourth quarter of 2004 of the accounting pronouncement related to contingently convertible debt, which requires that the common shares issuable upon conversion of the Company’s outstanding Zero Coupon Senior Convertible Contingent Debt Securities (“CODES”) be considered on an if-converted basis in calculating fully diluted earnings per common share. The accounting pronouncement also required the Company to restate its fully diluted earnings per common share for prior periods. The accounting pronouncement resulted in a decrease in the Company’s reported fully diluted earnings per common share by $0.04 for the first quarter of 2005, by $0.04 for the fourth quarter of 2004 and by $0.01 for the first quarter of 2004.

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Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

“We are pleased to confirm solid fundamental performance for the quarter,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “While our net loan portfolio remained relatively flat, new loan originations in our community bank increased by 14% compared to the fourth quarter of 2004. Revenue growth in our commercial insurance brokerage business was strong, and key credit metrics in our lending businesses remained sound. We are also pleased to report our compliance with Sarbanes-Oxley provisions, as it validated our ongoing efforts to assure a solid internal control platform upon which our future growth can be built.”

Non-interest Income

Non-interest income for the first quarter of 2005 increased to $50.0 million from $47.5 million in the first quarter of 2004. The increase was primarily due to increases in insurance agency commissions and fees of $3.5 million including seasonal override and contingent income and an increase in rental revenue on operating leases of $1.7 million, partially offset by a decrease of $2.1 million in gains on sale of securities.

Non-interest income for the first quarter of 2005 increased $5.3 million from the fourth quarter of 2004. The increase was primarily due to increases in insurance agency commissions and fees of $8.4 million including seasonal override and contingent income, offset by decreases in gains on sale of securities of $1.3 million and gains on sale of loans of $1.2 million.

Non-interest income as a percentage of total revenues was 43.1% for the first quarter of 2005 compared to 38.6% and 39.6% for the first quarter and fourth quarter of 2004, respectively.

“Reflective of its continued progress, our ABD commercial insurance brokerage subsidiary recorded net commission growth of 10% in the first quarter of 2005 over the same period in 2004 excluding contingency fee income,” stated Mr. Scordelis. “With its recently announced acquisition of the highly regarded Lucini Parish firm in Nevada, ABD has taken another meaningful step in achieving its strategic intent of pre-eminent positioning in all key West Coast commercial insurance markets. We are also pleased that the loan and lease portfolio generated by our Greater Bay Capital small ticket leasing division passed the $200 million mark during the quarter, providing solid growth in a geographically diversified and sound credit portfolio.”

Operating Expenses

Operating expenses increased by $3.7 million during the first quarter of 2005 from the first quarter of 2004. The increase was largely attributable to an increase in legal and professional fees of $1.5 million and increased charge for depreciation on equipment leased to others of $1.5 million. Excluding severance-related expenses taken during the first quarter of 2005, total compensation expenses declined by $1.1 million compared to the first quarter of 2004.

Operating expenses increased $5.3 million in the first quarter of 2005 from the fourth quarter of 2004. This increase was primarily due to $2.0 million in severance-related costs, an increase in

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Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

incentive-related accruals of $3.2 million, a funding contribution of $0.9 million to the Greater Bay Bancorp Foundation, and a reduction in deferred loan origination expenses of $0.8 million. These items were partially offset by $1.6 million in reduced occupancy expenses and a decline in legal and professional fees of $1.6 million, largely due to a decline in Sarbanes-Oxley compliance preparation expenses.

Balance Sheet

At March 31, 2005, Greater Bay Bancorp’s total assets were $7.0 billion, total loans were $4.5 billion, total investments were $1.6 billion, and total deposits were $5.0 billion.

Total loans increased by $49.3 million from March 31, 2004 to March 31, 2005. The year-over-year increase was attributable to increases in commercial loans of $77.3 million, construction loans of $20.1 million, and other real estate loans of $60.9 million. These increases were partially offset by a decline in commercial real estate loans of $92.4 million and in consumer loans of $16.2 million.

Total loans increased by $16.4 million from December 31, 2004 to March 31, 2005. This first quarter growth reflects increases in commercial loans of $37.2 million, in real estate construction and land loans of $20.7 million and in other real estate loans of $30.2 million. These increases were partially offset by a decline in term real estate loans of $57.3 million.

From March 31, 2004 to March 31, 2005, total investments declined by $579.2 million, which was reflective of the Company’s stated intent of moving toward a more asset sensitive balance sheet structure. Total investments at March 31, 2005 declined by $10.1 million compared to December 31, 2004.

Total core deposits (excluding institutional time deposits) declined by $2.1 million to $4.8 billion compared to March 31, 2004 and by $61.4 million compared to December 31, 2004. Total deposits at March 31, 2005 declined by $185.7 million versus March 31, 2004 to $5.0 billion and by $107.1 million versus December 31, 2004.

Mr. Scordelis commented, “While balance sheet changes remain modest, the underlying shift in loan mix is both consistent with our stated focus and with the quality-oriented opportunities being afforded by our regional markets. Our core deposit results reflect the continued cyclical volatility of large title company, venture fund, and other specialty deposits. We continue to focus on pricing disciplines on both sides of our balance sheet to optimize the mix of yield and growth.”

Credit Quality Overview

Net charge-offs in the first quarter of 2005 were $3.5 million, or 0.32% of average annualized loans, compared to $5.6 million or 0.50% of average annualized loans for the first quarter of 2004 and $4.6 million or 0.41% for the quarter ended December 31, 2004. Nonperforming assets increased to $53.4 million for the first quarter of 2005 compared to $49.2 million at March 31, 2004 and $44.3 million at December 31, 2004. The ratio of nonperforming assets to total

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Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

assets was 0.77% at March 31, 2005, compared to 0.64% at March 31, 2004 and 0.64% at December 31, 2004. The ratio of non-performing loans to total loans was 1.17% at March 31, 2005, compared to 1.08% at March 31, 2004 and 0.98% at December 31, 2004.

The following is a summary by type of non-performing assets as of March 31, 2005 and December 31, 2004:

Dollars in millions
NON-PERFORMING ASSETS	31-Mar-05	31-Dec-04	Change
Commercial	$8.2	$11.6	$(3.4)
Real Estate Term and Construction	26.6	19.6	7.0
SBA	6.7	1.9	4.8
Venture Banking Group	—	0.8	(0.8)
Specialty Finance	11.7	10.4	1.3
Other	0.2	—	0.2
Total Non-performing Loans	53.4	44.3	9.1
OREO	—	—	—
Total Non-performing Assets	$53.4	$44.3	$9.1
Non-performing Loans to Total Loans	1.17%	0.98%
Non-performing Assets to Total Assets	0.77%	0.64%

The Company recorded a negative provision of $1.7 million for credit losses for the quarter ended March 31, 2005, which reflects a reduction from the $2.0 million provision taken in the first quarter of 2004 and from the $0.2 million provision taken in the quarter ended December 31, 2004. The reduced provision level is consistent with both the Company’s methodology for establishing the adequacy of its loan loss reserves as well as its actual loss experience.

The allowance for loan losses was $99.4 million, or 2.21% of total loans at March 31, 2005, compared to $118.4 million, or 2.66% of total loans at March 31, 2004 and $107.5 million, or 2.40% of total loans, at December 31, 2004. The allowance methodology includes an assessment of relevant economic conditions, employment trends, commercial real estate trends and other data considered to be significant at that time. The results are then evaluated to determine the appropriate level of loan loss reserves for the Company. At December 31, 2004, the Company reclassified $6.5 million of its allowance for loan and lease losses related to unfunded credit commitments from the allowance for loan and lease losses to other liabilities. Prior periods have been similarly reclassified along with the relevant financial ratios. The process used in the determination of the adequacy of the reserve for unfunded credit commitments is consistent with the process for the allowance for loan and lease losses.

“The slight upward movement in non-performing loans was concentrated in commercial real estate which is consistent with our past observations regarding the inherent lumpiness in this portfolio. While we continue to see both internal and published reports indicating modest upturns in sectors of our regional economy, we continue to devote substantial effort to and focus upon disciplined portfolio administration and controls,” stated Mr. Scordelis.

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Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

Capital Overview

The Company’s total equity to assets ratio was 10.88% at March 31, 2005 compared to 9.63% at March 31, 2004, and 11.01% at December 31, 2004. The Company’s total tangible equity to tangible assets ratio was 7.58% at March 31, 2005 compared to 6.90% at March 31, 2004 and 7.66% as of December 31, 2004.

The Company repurchased $10.7 million of its common stock under the Company’s $70.0 million common share repurchase program during the first quarter of 2005 totaling approximately 416,800 shares at an average price of $25.63 per share. A new share repurchase authority totaling $80.0 million was announced during the first quarter of 2005. No shares were purchased under this authority during this period.

During the first quarter of 2005, the Company completed open market purchases of approximately $48.5 million (or 18.3%) of its total of $265.2 million in originally issued face value of CODES issued in 2004. As of March 31, 2005, $216.7 million in face value of CODES remained outstanding.

Mr. Scordelis commented, “We appropriately adapted our capital strategy to reflect evolving market and interest rate conditions, and remain sensitive to every option that leads to effective capital deployment and enhanced shareholder value.”

Net Interest Margin and Interest Rate Risk Management

Greater Bay Bancorp’s net interest margin for the first quarter of 2005 was 4.45%, compared to 4.51% for the first quarter of 2004 and 4.36% for the fourth quarter of 2004.

“First quarter net interest margin expansion over the fourth quarter of 2004 reflected the portfolio’s underlying net asset sensitivity position in the context of short-term market rate increases, bolstered by the maturation of above market rate wholesale borrowings and a shift to a higher yielding earning asset mix,” stated James S. Westfall, Executive Vice President and Chief Financial Officer.

Outlook For 2005

Our guidance for 2005 is as follows:

•	Loan growth – based on the current forecast of moderate economic growth in our primary market area, and our clients’ current business outlook, we anticipate future loan portfolio growth in the low to mid-single digits.

•	Deposit growth – we anticipate future core deposit growth in the mid-single digits. We intend to adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.

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Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

•	Credit quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate future net charge-offs from 40 basis points to 50 basis points of average loans outstanding.

•	Net interest margin – based on balance sheet trends and the rate sensitivity of the Company’s assets and liabilities, we expect the margin to fluctuate between 4.35% and 4.50%.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PST) on April 27, 2005. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.FullDisclosure.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PDT on April 27 through midnight on May 4, 2005 by dialing (800)-642-1687 or (706) 645-9291 and providing Conference ID 5671654.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact

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Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in consolidating the bank subsidiaries and in realizing operating efficiencies; (3) government regulation, including developments related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (4) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

GREATER BAY BANCORP

MARCH 31, 2005—FINANCIAL SUMMARY (UNAUDITED)

($ in 000's)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:
	Mar 31 2005	Dec 31 2004	Sept 30 2004	Jun 30 2004	Mar 31 2004
Cash and Due From Banks	$213,806	$171,657	$184,639	$242,517	$251,895
Fed Funds Sold	—	—	8,000	22,000	216,000
Securities	1,592,120	1,602,268	1,825,289	2,250,302	2,171,330
Loans:
Commercial	2,006,585	1,969,351	1,951,813	1,941,573	1,929,257
Term Real Estate—Commercial	1,540,496	1,597,756	1,647,568	1,658,921	1,632,921

Total Commercial	3,547,081	3,567,107	3,599,381	3,600,494	3,562,178
Real Estate Construction and Land	499,817	479,113	459,533	415,155	479,692
Real Estate Other	321,981	291,737	272,684	268,947	261,127
Consumer and Other	129,859	145,065	152,553	171,003	146,022
Deferred Fees and Discounts, Net	(13,239)	(13,902)	(14,457)	(12,575)	(12,812)

Total Loans, Net of Deferred Fees and Discounts	4,485,499	4,469,120	4,469,694	4,443,024	4,436,207
Allowance for Loan and Lease Losses (1)	(99,355)	(107,517)	(113,460)	(116,045)	(118,411)

Total Loans, Net (1)	4,386,144	4,361,603	4,356,234	4,326,979	4,317,796
Goodwill	212,077	212,432	178,317	178,317	178,317
Other Intangible Assets	36,986	39,228	41,310	43,544	45,778
Other Assets	539,423	544,869	517,704	551,076	461,289

Total Assets (1)	$6,980,556	$6,932,057	$7,111,493	$7,614,735	$7,642,405

Deposits:
Demand, Non-Interest Bearing	$1,065,004	$1,052,272	$1,053,348	$1,045,651	$1,030,169
NOW, MMDA and Savings	3,193,558	3,263,716	3,272,922	3,361,211	3,133,005
Time Deposits, $100,000 and over	602,432	647,531	716,911	725,753	696,885
Other Time Deposits	134,749	139,320	152,376	174,297	321,384

Total Deposits	4,995,743	5,102,839	5,195,557	5,306,912	5,181,443

Other Borrowings	775,361	578,664	714,883	1,112,334	1,270,255
Subordinated Debt	210,311	210,311	210,311	210,311	210,311
Other Liabilities (1)	227,263	264,556	238,221	257,976	232,075

Total Liabilities (1)	6,208,678	6,156,370	6,358,972	6,887,533	6,894,084

Preferred Stock of Real Estate Investment Trust Subsidiaries	12,577	12,621	12,582	12,162	12,162
Convertible Preferred Stock	103,569	103,816	91,917	91,924	92,050
Common Shareholders' Equity	655,732	659,250	648,022	623,116	644,109

Total Equity	759,301	763,066	739,939	715,040	736,159

Total Liabilities and Total Equity (1)	$6,980,556	$6,932,057	$7,111,493	$7,614,735	$7,642,405

Average Quarterly Total Loans, excluding Nonaccrual	$4,394,582	$4,415,129	$4,412,082	$4,414,731	$4,450,875
Average Quarterly Securities	$1,620,513	$1,781,461	$2,127,015	$2,318,903	$2,265,734
Average Quarterly Interest Earning Assets	$6,015,095	$6,196,590	$6,539,097	$6,733,634	$6,716,609
Average Quarterly Deposits	$5,058,544	$5,295,406	$5,311,140	$5,280,262	$5,210,518
Average Quarterly Interest Bearing Liabilities	$4,856,794	$5,004,480	$5,383,185	$5,613,803	$5,533,915
Average Quarterly Assets (1)	$6,948,017	$7,085,307	$7,442,983	$7,637,696	$7,554,333
Average Quarterly Common Shareholders' Equity	$669,655	$660,867	$642,523	$638,371	$674,670
Average Quarterly Total Equity	$773,410	$752,913	$734,443	$730,420	$766,721
Average YTD Interest Earning Assets	$6,015,095	$6,545,422	$6,662,571	$6,725,231	$6,716,609
Average YTD Assets (1)	$6,948,017	$7,431,444	$7,544,040	$7,595,354	$7,554,333
Average YTD Common Shareholders' Equity	$669,655	$654,095	$651,820	$656,520	$674,670
Average YTD Total Equity	$773,410	$746,111	$743,826	$748,570	$766,721
Total Regulatory Capital
Tier I Capital	$733,387	$727,319	$733,579	$727,214	$704,790
Total Risk-based Capital	$803,966	$797,788	$804,839	$799,306	$775,571
Nonperforming Assets
Nonaccrual Loans	$52,585	$43,711	$58,741	$42,230	$48,042
OREO	—	—	—	—	1,200
Other Nonperforming Assets	840	569	534	—	—

Total Nonperforming Assets	$53,425	$44,280	$59,275	$42,230	$49,242

Greater Bay Trust Company Assets	$648,920	$634,343	$653,910	$647,022	$640,063

(1)	As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan losses to other liabilities. Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.

Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

GREATER BAY BANCORP

MARCH 31, 2005—FINANCIAL SUMMARY (UNAUDITED)

($ in 000's, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:
	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Interest Income	$91,798	$92,576	$93,574	$93,604	$96,745
Interest Expense	25,756	24,473	23,307	21,722	21,374

Net Interest Income Before Provision for Credit Losses	66,042	68,103	70,267	71,882	75,371
Provision for Credit Losses	(1,678)	213	1,308	2,000	2,000

Net Interest Income After Provision for Credit Losses	67,720	67,890	68,959	69,882	73,371
Non-interest Income:
Insurance Commissions and Fees	38,122	29,727	33,276	32,916	34,581
Rental Revenue on Operating Leases	4,032	3,500	3,067	2,665	2,317
Service Charges and Other Fees	2,550	2,611	2,599	2,624	2,623
Loan and International Banking Fees	1,875	1,094	1,953	1,962	2,036
Trust Fees	1,024	1,041	972	974	851
Gains on Sale of Securities, net	290	1,636	2,820	1,572	2,342
ATM Network Revenue	280	302	314	333	360
Gains on Sale of Loans	95	1,315	129	699	338
Other Income	1,745	3,494	2,637	2,880	2,025

Total Non-interest Income	50,013	44,720	47,767	46,625	47,473
Operating Expenses:
Salaries & Benefits	53,756	46,826	48,282	49,423	52,603
Deferred Loan Origination Costs	(3,596)	(4,384)	(3,772)	(3,797)	(3,019)

Total Compensation	50,160	42,442	44,510	45,626	49,584
Occupancy and Equipment	10,412	11,984	11,570	10,251	10,205
Legal and Other Professional Fees	4,809	6,441	6,525	4,646	3,298
Depreciation—Equipment Leased to Others	3,370	2,941	2,549	2,252	1,905
Amortization of Intangibles	2,083	2,072	2,071	2,072	2,071
Marketing and Promotion	1,787	1,963	1,741	1,729	1,669
Telephone, Postage and Supplies	1,607	1,943	1,670	1,853	1,749
Insurance	1,119	1,346	1,267	1,257	1,271
Data Processing	1,110	1,222	1,303	1,272	1,227
Contribution to Greater Bay Bancorp Foundation	900	—	—	—	900
Correspondent Bank Charges	522	580	623	692	862
FDIC Insurance and Regulatory Assessments	357	449	458	496	500
Client Services Expenses	224	242	318	272	327
Expenses on Other Real Estate Owned	—	—	—	214	134
Other Expenses	4,852	4,400	3,654	3,987	3,886

	83,312	78,025	78,259	76,619	79,588
Dividends Paid on Preferred Stock of Real Estate Investment Trust Subsidiaries	456	456	456	456	456

Total Operating Expenses	83,768	78,481	78,715	77,075	80,044
Income Before Provision for Income Taxes	33,965	34,129	38,011	39,432	40,800
Provision for Income Taxes	12,455	13,050	15,556	14,899	15,948

Net Income	$21,510	$21,079	$22,455	$24,533	$24,852

Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

GREATER BAY BANCORP

MARCH 31, 2005—FINANCIAL SUMMARY (UNAUDITED)

($ in 000's, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:
	Mar 31 2005	Dec 31 2004	Sept 30 2004	Jun 30 2004	Mar 31 2004
FINANCIAL RATIOS:
Loan to Deposit Ratio	89.79%	87.58%	86.03%	83.72%	85.62%
Ratio of Allowance for Loan and Lease Losses to: (1)
Average Loans	2.23%	2.41%	2.54%	2.60%	2.63%
End of Period Loans	2.21%	2.40%	2.53%	2.60%	2.66%
Total Nonaccrual Loans	188.94%	245.97%	193.15%	274.79%	246.47%
Ratio of Provision for Loan and Lease Losses to Average Loans, annualized	-0.15%	0.02%	0.12%	0.18%	0.18%
Total Nonaccrual Loans to Total Loans	1.17%	0.98%	1.31%	0.95%	1.08%
Total Nonperforming Assets to Total Assets	0.77%	0.64%	0.83%	0.55%	0.64%
Ratio of Quarterly Net Charge-offs to Average Loans, annualized	0.32%	0.41%	0.32%	0.36%	0.50%
Ratio of YTD Net Charge-offs to YTD Average Loans	0.32%	0.40%	0.39%	0.43%	0.50%
Loan Growth, current quarter to prior year quarter	1.11%	-1.51%	-2.86%	-5.62%	-6.00%
Loan Growth, current quarter to prior quarter, annualized	1.49%	-0.05%	2.39%	0.62%	-9.01%
Loan Growth, YTD	1.49%	-1.51%	-2.01%	-4.20%	-9.01%
Core Deposit Growth, current quarter to prior year quarter (2)	-0.04%	5.33%	7.10%	10.32%	6.20%
Core Deposit Growth, current quarter to prior quarter, annualized (2)	-5.18%	-6.94%	-9.79%	22.70%	16.20%
Core Deposit Growth, YTD (2)	-5.18%	5.33%	9.61%	19.91%	16.20%
Deposit Growth, current quarter to prior year quarter	-3.58%	-3.95%	-4.47%	-4.35%	-6.16%
Deposit Growth, current quarter to prior quarter, annualized	-8.51%	-7.10%	-8.35%	9.74%	-9.93%
Deposit Growth, YTD	-8.51%	-3.95%	-2.94%	-0.22%	-9.93%
Revenue Growth, current quarter to prior year quarter	-5.53%	-2.53%	1.22%	2.05%	1.58%
Revenue Growth, current quarter to prior quarter, annualized	11.62%	-17.56%	-1.59%	-14.20%	24.63%
Net Interest Income Growth, current quarter to prior year quarter	-12.38%	-9.46%	-3.33%	-2.60%	-1.05%
Net Interest Income Growth, current quarter to prior quarter, annualized	-12.27%	-12.25%	-8.94%	-18.62%	0.80%
Average Earning Assets to Average Total Assets	86.57%	87.46%	87.86%	88.16%	88.91%
Average Earning Assets to Average Interest-Bearing Liabilities	123.85%	123.82%	121.47%	119.95%	121.37%
Capital Ratios:
Tier 1 Leverage ratio	10.98%	10.67%	10.18%	9.83%	9.64%
Tier 1 Risk-Based Capital ratio	13.08%	13.01%	12.98%	12.72%	12.58%
Total Risk-Based Capital ratio	14.34%	14.27%	14.24%	13.98%	13.84%
Total Equity to Assets ratio	10.88%	11.01%	10.40%	9.39%	9.63%
Risk Weighted Assets	$5,605,961	$5,591,535	$5,651,203	$5,715,605	$5,604,682
Common Book Value Per Common Share	$12.85	$12.88	$12.73	$12.18	$12.57
Total Common Shares Outstanding	51,045,917	51,179,450	50,907,052	51,177,202	51,238,680
NON-GAAP RATIOS (3):
Tangible Total Equity (4) to Tangible Assets (5)	7.58%	7.66%	7.55%	6.67%	6.90%
Tangible Common Book Value Per Common Share (6)	$7.97	$7.96	$8.42	$7.84	$8.20

(1)	As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan losses to other liabilities. Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.
(2)	Core Deposits includes total deposits, less institutional time deposits.
(3)	Management believes that these ratios are meaningful measures because they reflect the equity deployed in the Company's businesses. The following table sets forth the reconciliation of Common Shareholders' Equity to Tangible Total Equity and Total Assets to Tangible Assets:

Common Shareholders' Equity	$655,732	$659,250	$648,022	$623,116	$644,109
Convertible Preferred Stock	103,569	103,816	91,917	91,924	92,050

Total Equity	759,301	763,066	739,939	715,040	736,159
Less: Goodwill and Other Intangible Assets	(249,063)	(251,660)	(219,627)	(221,861)	(224,095)

Tangible Total Equity (4)	$510,238	$511,406	$520,312	$493,179	$512,064

Total Assets	$6,980,556	$6,932,057	$7,111,493	$7,614,735	$7,642,405
Less: Goodwill and Other Intangible Assets	(249,063)	(251,660)	(219,627)	(221,861)	(224,095)

Tangible Assets (5)	$6,731,493	$6,680,397	$6,891,866	$7,392,874	$7,418,310

(4)	Tangible Total Equity includes Common Shareholders' Equity and Convertible Preferred Stock, less Goodwill and Other Intangible Assets.
(5)	Tangible Assets includes Total Assets, less Goodwill and Other Intangible Assets.
(6)	Computed by dividing Common Shareholders' Equity, less Goodwill and Other Intangible Assets by Total Common Shares outstanding.

Greater Bay Bancorp’s First Quarter 2005 Earnings Results

April 27, 2005

GREATER BAY BANCORP

MARCH 31, 2005—FINANCIAL SUMMARY (UNAUDITED)

($ in 000's, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:
	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
GAAP EPS
Earnings Per Common Share
Basic (1)	$0.38	$0.38	$0.41	$0.45	$0.44
Fully Diluted (1)	$0.34	$0.33	$0.36	$0.39	$0.42
Weighted Average Common Shares Outstanding (1)	51,135,000	51,060,000	51,046,000	51,108,000	52,654,000
Weighted Average Common & Common Equivalent Shares Outstanding (1)	58,184,000	58,924,000	58,776,000	58,929,000	54,835,000
GAAP Ratios
Return on Quarterly Average Assets, annualized	1.26%	1.18%	1.20%	1.29%	1.32%
Return on Quarterly Average Common Shareholders' Equity, annualized	13.03%	12.69%	13.90%	15.46%	14.82%
Return on Quarterly Average Total Equity, annualized	11.28%	11.14%	12.16%	13.51%	13.04%
Net Interest Margin—Average Earning Assets (2)	4.45%	4.37%	4.27%	4.29%	4.51%
Operating Expense Ratio (3)	4.89%	4.41%	4.21%	4.06%	4.26%
Efficiency Ratio (4)	72.18%	69.56%	66.69%	65.04%	65.16%
Total Operating Expenses	$83,768	$78,481	$78,715	$77,075	$80,044
Total Revenue	$116,055	$112,823	$118,034	$118,507	$122,844
NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (5)	68.79%	60.80%	60.26%	57.24%	59.00%
ABD Operating Expenses	$30,413	$28,300	$27,857	$28,268	$28,139
ABD Revenue	$38,491	$30,286	$33,643	$33,245	$34,870

(1)	The following table provides detailed components included in the calculation of the Company's basic and fully diluted earnings per common share and is presented to provide investors with information to enable them to better understand the reported EPS calculations. The table also shows the effect of the adoption of Emerging Issues Task Force (EITF) Issue 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share", on the current and prior periods. The Company's outstanding convertible preferred stock was antidilutive for all periods presented.

GAAP EPS as reported	Q1 2005	Q4 2004	Q3 2004	Q2 2004	Q1 2004
Net Income as reported	$21,510	$21,079	$22,455	$24,533	$24,852
Less: Dividends on convertible preferred stock	(1,840)	(1,653)	(1,653)	(1,653)	(1,653)

(A) Net Income available to common shareholders	$19,670	$19,426	$20,802	$22,880	$23,199
Add: CODES interest, net of taxes	174	190	202	176	17

(B) Net Income available to common shareholders including CODES	$19,844	$19,616	$21,004	$23,056	$23,216

(C) Weighted Average Common Shares Outstanding	51,135,000	51,060,000	51,046,000	51,108,000	52,654,000
Common Stock Equivalents-Stock Options	1,094,000	1,548,000	1,414,000	1,505,000	1,612,000
CODES due 2024 on if-converted basis	5,940,000	6,301,000	6,301,000	6,301,000	554,000
CODES due 2022 on if-converted basis	15,000	15,000	15,000	15,000	15,000

(D) Total Weighted Average Common & Common Equivalent Shares Outstanding	58,184,000	58,924,000	58,776,000	58,929,000	54,835,000

(A)/(C) Earnings Per Common Share—Basic	$0.38	$0.38	$0.41	$0.45	$0.44
(B)/(D) Earnings Per Common Share—Fully Diluted	$0.34	$0.33	$0.36	$0.39	$0.42
Fully Diluted EPS Excluding Impact of New Accounting Pronouncement (EITF 04-8)
Net Income as reported	$21,510	$21,079	$22,455	$24,533	$24,852
Less: Dividends on convertible preferred stock	(1,840)	(1,653)	(1,653)	(1,653)	(1,653)

(E) Net Income available to common shareholders	$19,670	$19,426	$20,802	$22,880	$23,199

Weighted Average Common Shares Outstanding	51,135,000	51,060,000	51,046,000	51,108,000	52,654,000
Common Stock Equivalents-Stock Options	1,094,000	1,548,000	1,414,000	1,505,000	1,612,000

(F) Weighted Average Common & Common Equivalent Shares Outstanding	52,229,000	52,608,000	52,460,000	52,613,000	54,266,000

(E)/(F) Earnings Per Common Share—Fully Diluted excluding the impact of EITF 04-8	$0.38	$0.37	$0.40	$0.43	$0.43
Reconciliation:
Earnings Per Common Share—Fully Diluted as reported	$0.34	$0.33	$0.36	$0.39	$0.42
Earnings Per Common Share—Fully Diluted excluding the impact of EITF 04-8	$0.38	$0.37	$0.40	$0.43	$0.43

Difference	$(0.04)	$(0.04)	$(0.04)	$(0.04)	$(0.01)

(2)	Net interest income for the period, annualized and divided by average quarterly interest earning assets.
(3)	Total operating expenses for the period, annualized and divided by average quarterly assets.
(4)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).
(5)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue.